YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!	Exhibit (17) FORM OF PROXY CARD

TS&W EQUITY PORTFOLIO

A SERIES OF THE ADVISORS’ INNER CIRCLE FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [     ], 2021

The undersigned shareholder of the above named fund (the “Fund”), a series of The Advisors’ Inner Circle Fund (the “Trust”), hereby nominates, constitutes and appoints [    ] and [    ], and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all the shares of the Fund which the undersigned is entitled to vote at the Meeting of Shareholders of the Trust, on [    ], 2021 at [    ], Eastern time, and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present on the proposal set forth below. The Special Meeting of Shareholders will be held virtually and shareholders interested in attending should send an email to [attendameeting@astfinanical.com] requesting credentials to attend the virtual meeting.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-398-1247. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on November 30, 2021. The proxy statement for this meeting is available at:

https://vote.proxyonline.com/johcm/docs/2021.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

TS&W EQUITY PORTFOLIO

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE

COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

FORM OF PROXY CARD
SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: 🌑

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization (the “Plan of Reorganization”) with respect to TS&W Equity Portfolio, which provides for the reorganization of the Fund into TSW Large Cap Value Fund, a series of JOHCM Funds Trust, as provided in the Plan of Reorganization.	○	○	○

2.	To vote upon any other business that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]